UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

      Date of report (Date of earliest event reported): September 30, 2004

                             EARTHSHELL CORPORATION
             (Exact name of registrant as specified in its charter)


             DELAWARE                      333-13287             77-0322379
   (State or other jurisdiction     (Commission File Number)  (I.R.S. Employer
of incorporation or organization)                           Identification No.)

          800 Miramonte Drive, Santa Barbara, CA                    93109
         (Address of Principal Executive Offices)                 (Zip Code)

                                  805-897-2248
              (Registrant's telephone number, including area code)

                                       N/A
          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01         ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

ITEM 1.01         TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

ITEM 3.02         UNREGISTERED SALES OF EQUITY SECURITIES

Receipt of Proceeds from Sale of Common Stock to MBS

         On August 5, 2004, the Registrant and Meridian Business Solutions, LLC ("MBS") entered into a Stock Purchase Agreement (the "Stock Purchase Agreement") pursuant to which MBS agreed to fund $5 million to the Registrant in exchange for the Registrant's issuance of a total of 1,666,666 shares of common stock at a price of $3.00 per share. On August 20, 2004, the Registrant received $500,000 from MBS, for which the Registrant expects to issue 166,666 shares of its common stock to MBS by October 15, 2004. On October 1, 2004, the Registrant received an additional $1.2 million of the $5 million committed by MBS, and the Registrant issued 400,000 shares of its common stock to MBS. On October 11, 2004, the Registrant was informed that MBS has funded an additional $1 million and, pending completion of certain documentation, such amount is being remitted to the Registrant in exchange for the issuance of an additional 333,333 shares of its common stock. The Registrant has been informed by MBS that the remaining $2.3 million of the $5 million commitment under the Stock Purchase Agreement will be funded in November, 2004. The shares of common stock issued to MBS are not registered for resale under the Securities Act of 1933, as amended (the "Securities Act"), and the Registrant has agreed to file a registration statement to register the shares no later than 60 days after the closing. The cash received from MBS was used, in part, to fund the repurchase of the Debentures(as defined below) and to restructure the Company's long-term debt.

Debenture Purchase Agreements

      On September 30, 2004, the Registrant entered into agreements with each of the holders (collectively, the "Holders") of its Secured Convertible Debentures due March 5, 2006 (the "Debentures") to amend and restate the Debenture Purchase Agreements entered into in July 2004 by the Registrant and the Holders (as amended and restated, the "Debenture Purchase Agreements" and the transactions contemplated therein, collectively, the "Debenture Transactions"). The Debentures were in default and, as a consequence, the Holders could require the Registrant to repurchase the Debentures at a price equal to 125% of the outstanding principal amount, plus accrued and unpaid interest, which amount would be approximately $8.5 million.

      Collectively, the Debenture Purchase Agreements require (i) E. Khashoggi Industries, LLC ("EKI") to pay $1 million cash (the Registrant is obligated to reimburse EKI for this cash payment as discussed below), (ii) the Holders to convert the Debentures in accordance with their terms, resulting in the issuance by the Registrant of 1,149,877 shares of its common stock, which shares were previously registered for resale by the Registrant in connection with the issuance of the Debentures, (iii) the Registrant to issue to the Holders an aggregate of 512,500 additional shares of the Registrant's common stock and (iv) the Registrant to pay approximately $2.4 million to one of the Debenture holders from 33% of any equity funding received by the Registrant (excluding the $2.7 million funded to date by MBS) or 50% of the royalties received by the Registrant in excess of $250,000 per month (determined on a cumulative basis commencing July 1, 2004). The Registrant has the right to convert the unpaid portion of the $2.3 million into shares of the Registrant's common stock at a price equal to the lesser of $3.00 per share or the price per share price that Registrant subsequently receives upon the issuance of its common stock (or other convertible security) during the three year period commencing September 30, 2004. The 512,500 shares of common stock issued to the Holders on October 6, 2004 are not registered for resale under the Securities Act, and the Registrant has agreed to file a registration statement to register the shares no later than 60 days after the closing. The consideration for the repurchase of the Debentures has been paid or issued, but the actual closure of the transactions will occur upon the Registrant's receipt of the cancelled Debentures (all of the Debentures have either been received or they are in the process of being submitted by the holders). Upon receipt of the Debentures, they will be retired by the Registrant and the Registrant shall also cancel all of the related agreements, including the security agreement pursuant to which the Registrant pledged its rights under the license agreement with EKI.

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EKI Agreements

         In connection with its purchase of the Debentures from the Holders, on September 30, 2004, EKI entered into an agreement with the Registrant to sell the Debentures it purchased back to the Registrant for $1 million cash, the cash price paid by EKI for the purchased Debentures (the "EKI Debenture Purchase Agreement"). In connection therewith, immediately after its acquisition, EKI sold the purchased Debentures to the Registrant and, as discussed above, the Registrant expects to retire the Debentures shortly.

         In addition, on September 30, 2004, the Registrant and EKI agreed to convert certain existing loans from EKI to the Registrant into shares of the Registrant's common stock (the "EKI Conversion Agreement"). This transaction will close immediately after the closing of the Debenture Transactions and, pursuant to the EKI Conversion Agreement, EKI is converting the $2,755,000 principal amount of such debt into shares of the Registrant's common stock at a conversion price of $3 per share. In addition, under the terms of the EKI Conversion Agreement, EKI is converting the accrued and unpaid interest on such loans into shares of the Registrant's common stock at a conversion price equal to the greater of (i) $3 per share, and (ii) the maximum per share price (not to exceed $4 per share) obtained by the Registrant upon the sale of its common stock to any investor during the three month period following the closing. The 1,051,494 shares of common stock issued to EKI will not be registered for resale under the Securities Act, and the Registrant has agreed to file a registration statement to register the shares no later than 60 days after the closing.

Biotec Agreement

      The Registrant also reached agreement on September 1, 2004 to amend its existing agreements with its affiliates, bio-tec Biologische Naturverpackungen GmbH & Co. and bio-tec Biologische Naturverpackungen Forschungs und Entwicklungs GmbH (collectively, "Biotec"; and such agreement, the "Biotec Amendment"). Under the terms of the Biotec Amendment, the Registrant has agreed to satisfy the approximate $2.5 million in indebtedness owed to Biotec by (i) paying $500,000
(ii) converting approximately $1.5 million principal amount of the Biotec debt into shares of the Registrant's common stock at a conversion price of $3 per share and (iii) at the Registrant's option, on the first anniversary of the closing, pay $500,000 to Biotec or convert the remaining $500,000 Biotec debt into 166,667 shares of the Registrant's common stock at a conversion price of $3 per share. In consideration for the above, Biotec also agreed to suspend the monthly license fees payable by the Registrant for two years after the date of the closing. The common stock to be issued pursuant to the Biotec Amendment will not initially be registered for resale under the Securities Act, and the Registrant has agreed to file a registration statement to register the shares no later than 60 days after the closing. The Biotec transaction is expected to close by October 15, 2004.

Press Release

         The Registrant issued a press release on October 11, 2004 to announce, among other things, that it had entered into the Debenture Purchase Agreements, the EKI agreements and the Biotec Agreement.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(a) Not applicable

(b) Not applicable

(c) Exhibits:

         3.1 Press Release of the Registrant, dated October 11, 2004, announcing debt restructuring and issuance of stock.

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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            EARTHSHELL CORPORATION

Date: October 11, 2004                      By:  /s/ SCOTT HOUSON
                                               ----------------
                                               Name:    D. Scott Houston
                                               Title:   Chief Financial Officer


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                                INDEX TO EXHIBITS

     NO.       DESCRIPTION
   -------     -----------
    3.01       Press Release, dated October 11, 2004



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